FORM 11-K




(Mark One)
  [X]             ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended           1999
                          ------------------------
                                          OR
  [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                         to
                               -----------------------     ------------
Commission file number             1-10312
                      ----------------------------




              SYNOVUS FINANCIAL CORP. EMPLOYEE STOCK PURCHASE PLAN



                             SYNOVUS FINANCIAL CORP.
                                901 FRONT AVENUE
                                    SUITE 301
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-2387













                                  Exhibit 99.1


                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 1999, 1998 and 1997


                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Plan Administrator
Synovus Financial Corp. Employee
    Stock Purchase Plan:


We have audited the accompanying statements of financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 1999 and 1998, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 1999 and 1998, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.



April 22, 2000

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                        Statements of Financial Condition

                           December 31, 1999 and 1998

                                    Assets                                                1999                  1998
                                                                                   -------------------   -------------------

Common stock of Synovus Financial Corp. at market value -
     2,736,615 shares (cost $29,397,828) in 1999 and 2,971,328
     shares (cost $26,569,014) in 1998 (notes 2 and 6)                          $      54,390,216            71,309,719
Dividends receivable                                                                      248,530               216,641
Cash                                                                                      373,945               340,968
                                                                                   -------------------   -------------------
                                                                                $      55,012,691            71,867,328
                                                                                   ===================   ===================
                          Liabilities and Plan Equity

Plan equity (4,879 and 4,727 participants in 1999 and 1998,
     respectively)                                                              $      55,012,691            71,867,328
                                                                                   ===================   ===================

See accompanying notes to financial statements.

                                       2

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

               Statements of Operations and Changes in Plan Equity

                  Years ended December 31, 1999, 1998, and 1997

                                                                       1999                1998                 1997
                                                                 -----------------   -----------------    ------------------

Dividend income                                               $     1,016,261             865,970               721,671
Realized gain on distributions to participants (note 5)             7,738,894           6,397,416             5,654,388
Unrealized appreciation (depreciation) of common
     stock of Synovus Financial Corp. (note 4)                    (19,748,317)            265,735            17,273,035
Contributions (notes 1 and 3):
     Participants                                                   5,958,921           5,374,927             4,589,316
     Participating employers                                        2,968,499           2,617,354             2,205,575
                                                                 -----------------   -----------------    ------------------
                                                                   (2,065,742)         15,521,402            30,443,985
Withdrawals by participants - common stock of
     Synovus Financial Corp. at market value
     (711,079 shares in 1999, 376,113 shares in 1998,
     and  545,754 shares in 1997) (notes 5 and 6)                 (14,788,895)         (9,845,192)           (9,036,254)
                                                                 -----------------   -----------------    ------------------
             (Decrease) increase in Plan equity for the year      (16,854,637)          5,676,210            21,407,731

Plan equity at beginning of year                                   71,867,328          66,191,118            44,783,387
                                                                 -----------------   -----------------    ------------------
Plan equity at end of year                                    $    55,012,691          71,867,328            66,191,118
                                                                 =================   =================    ==================

See accompanying notes to financial statements.

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997





(1)    Description of the Plan

       The Synovus Financial Corp. Employee Stock Purchase Plan (the "Plan") was implemented as of January 15, 1979. The Plan is designed to enable participating Synovus Financial Corp. ("Synovus") and subsidiaries' employees to purchase shares of Synovus common stock at prevailing market prices from contributions made by them and Synovus and subsidiaries (the "Participating Employers").

       Synovus Service Corp. serves as the Plan administrator. State Street Bank and Trust Company serves as the Plan agent, hereafter referred to as "Agent."

       All employees who work twenty hours per week or more are eligible to participate in the Plan after completing three months of continuous employment prior to the beginning of a calendar quarter.

       The Plan also permits a participant who has successfully completed the State of Georgia's Intellectual Capital Partnership Program ("ICAPP") to begin participation in the Plan immediately upon the participant's commencement of employment with a Participating Employer. Such participant's period of employment for purposes of determining the maximum compensation participant payroll deduction under the Plan will be measured beginning on the date of such participant's commencement of participation in such program.

       A participant may contribute to the Plan based on a formula through payroll deductions in multiples of $1, with a minimum deduction of $10 per month and a maximum deduction not to exceed a specified percentage of compensation (from 3% to 7%). Effective January 1, 1999, participants initially joining the Plan, requesting reinstatement in the Plan, or making a change under the Plan must select their payroll deduction amount as a percentage of compensation, with a minimum contribution level of 0.5%. Participants in the Plan prior to January 1, 1999 may continue contributing to the Plan through payroll deductions in whole dollar amounts. Matching contributions to the Plan are to be made by the participating employers in an amount equal to one-half of each
       participant's   contribution.   All   contributions   to  the  Plan  vest
       immediately.

       The Plan provides, among other things, that all expenses of administering the Plan shall be paid by Synovus. Brokers' fees, commissions, postage, and other transaction costs incurred in connection with the purchase in the open market of Synovus common stock under the Plan are included in the cost of such stock to each participant.

       The Plan provides that upon withdrawal from the Plan, each participant has the option to receive the proceeds from his account balance in the form of shares of Synovus common stock and a check for any fractional shares and cash held, a lump-sum cash distribution, or a combination of both. With certain exceptions, employees who have previously withdrawn shares from their Plan account are precluded from receiving matching contributions from the participating employers for a specified period of time.

                                       4                             (Continued)

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997



       Synovus expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or his employer prior to the date of such amendment or termination.

       Synovus   reserves   the   right  to   suspend   participating   employer
       contributions to the Plan if its Board of Directors feels that Synovus' financial condition warrants such action.


(2)    Summary of Accounting Policies

       The investment in Synovus common stock is stated at market value which is based on the closing price at year-end obtained by using market quotations on the principal public exchange markets for which such security is traded. The December 31, 1999 and 1998 market values were $19.875 and $24.00 per share, respectively.

       The realized gain on distributions to participants is determined by computing the difference between the average cost per common stock share and the market value per share at the date of the distribution to the participants.

       Dividend income is accrued on the record date.

       Contributions by participants and participating employers, as well as withdrawals, are accounted for on the accrual basis.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by their employer. Cash dividends paid on Synovus common stock purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the Synovus common stock purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                       5                             (Continued)

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997



(3)    Contributions

       Contributions by participating employers and by participants are as follows:


                                                    1999                         1998                         1997
                                          --------------------------   --------------------------  ---------------------------
           Participating Company            Company     Participants    Company     Participants     Company     Participants
    ------------------------------------  ------------  ------------   -----------  -------------  ------------  -------------

    Synovus Financial Corp.             $   214,785        430,345       179,712       362,500       140,551        284,887
    Columbus Bank and Trust Company         405,594        815,476       481,553       983,959       376,326        785,670
    Commercial Bank & Trust Company
        of Troup County                      27,442         55,825        22,350        52,684        23,237         53,908
    Commercial Bank of Thomasville           45,790         92,223        40,972        84,165        32,912         71,890
    Security Bank and Trust Company
        of Albany                            51,045        102,150        44,993        92,834        37,558         78,597
    Sumter Bank and Trust Company            32,793         66,899        32,216        68,220        30,765         66,886
    The Coastal Bank of Georgia              50,936        102,879        42,924        92,769        36,979         80,132
    First State Bank & Trust Company         38,861         78,740        37,276        76,126        31,102         64,831
    Bank of Hazlehurst                       17,325         35,296        15,352        31,469        14,198         29,265
    The Cohutta Banking Company              37,499         75,175        34,072        69,209        25,666         53,702
    Bank of Coweta                           55,483        111,311        52,441       106,836        44,445         93,216
    Citizens   Bank  &  Trust  of  West      73,046        146,927        65,190       137,906        58,205        124,645
    Georgia
    Synovus Securities, Inc.                 85,699        172,330        52,580       111,705        46,231        101,661
    Quincy State Bank                        31,033         62,186        31,782        69,437        30,898         68,784
    Community Bank & Trust of
        Southeast Alabama                    32,646         65,320        34,818        70,940        30,854         62,662
    Tallahassee State Bank                   15,371         30,863        14,420        30,450        12,830         27,083
    CB&T Bank of Middle Georgia              37,125         74,369        32,965        68,751        28,759         61,247
    First Community Bank of Tifton           35,938         71,974        28,367        59,990        28,637         59,979
    Synovus Technologies, Inc.              177,094        357,463       160,027       331,388       127,000        263,600
    CB&T Bank of Russell County              35,687         71,495        35,900        70,912        34,924         65,523
    Sea Island Bank                          35,172         71,294        35,103        71,345        36,141         74,143
    Citizens First Bank                      38,553         78,399        35,427        72,674        34,953         71,040
    First Coast Community Bank               18,388         37,313        16,185        33,568        14,350         30,377
    Bank of Pensacola                        28,157         57,108        23,926        49,991        21,329         43,807
    Vanguard Bank and Trust Company          49,556         99,744        53,502       109,317        48,390        104,675
    The National Bank of Walton County       32,300         65,508        29,540        61,990        28,706         59,980
    Athens First Bank & Trust Company       121,133        242,503       103,030       209,766        89,089        180,362
    Citizens Bank of Fort Valley             16,653         33,308        18,518        37,036        16,105         32,209
    Citizens Bank of Cochran                 10,315         20,631         9,981        21,276         9,750         19,575
    First Commercial Bank of Birmingham      99,586        196,945        88,778       181,291        74,639        161,789
    First National Bank of Jasper            77,634        155,383        67,093       138,781        59,817        121,632
    Sterling Bank                            30,369         60,759        27,848        56,505        24,859         49,540
    The Bank of Tuscaloosa                   43,479         86,952        35,988        71,969        31,684         63,473
    First Commercial Bank of Huntsville      32,767         65,531        28,350        58,204        22,950         46,255
    Peachtree National Bank                  44,062         88,710        39,815        81,265        31,585         64,384
    Synovus Mortgage Corp.                   38,688         77,592        22,739        45,474        16,860         35,005
    Citizens & Merchants State Bank          28,828         57,656        27,303        54,606        22,696         46,358
    Synovus Trust Company                   134,887        270,964        93,225       194,716        71,877        154,599
    Synovus Service Corp.                   207,938        417,575       175,374       361,492       145,012        300,447
    The National Bank of South Carolina     231,348        463,006       217,791       435,555       211,154        424,727
    B&C Company                                  --             --            --            --         1,552          6,771
    Bank of North Georgia                   119,714        239,457        27,928        55,856            --             --
    Georgia Bank & Trust                     27,780         53,337            --            --            --             --
                                          ------------  ------------   -----------  -------------  ------------  -------------

    Total contributions                 $ 2,968,499      5,958,921     2,617,354     5,374,927     2,205,575      4,589,316
                                          ============  ============   ===========  =============  ============  =============

                                       6

                            SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 1999, 1998, and 1997



(4)    Unrealized Appreciation (Depreciation) on Synovus Common Stock

       Changes in unrealized appreciation (depreciation) on Synovus common stock are as follows:


                                                                      1999              1998              1997
                                                                 ----------------   --------------    --------------

       Unrealized appreciation at end of year                 $     24,992,388        44,740,705        44,474,970
       Unrealized appreciation at beginning of year                 44,740,705        44,474,970        27,201,935
                                                                 ----------------   --------------    --------------

       Unrealized appreciation (depreciation) for the year    $    (19,748,317)          265,735        17,273,035
                                                                 ================   ==============    ==============


(5)    Realized Gain on Withdrawal Distributions to Participants

       The  gain  realized  on  withdrawal   distributions  to  participants  is
summarized as follows:


                                                                      1999              1998              1997
                                                                 ----------------   --------------    --------------
       Market value at dates of distribution or
           redemption of shares of Synovus
           common stock                                       $     14,788,895          9,845,192       9,036,254
       Less cost (computed on an average cost
           basis) of shares of Synovus common
           stock distributed or redeemed                             7,050,001          3,447,776       3,381,866
                                                                 ----------------   --------------    --------------

                  Total realized gain                         $      7,738,894          6,397,416       5,654,388
                                                                 ================   ==============    ==============


(6)    Stock Split

       On April 23, 1998, the Synovus Board of Directors approved a three-for-two stock split which was effective on May 21, 1998 in the form of a 50% stock dividend to shareholders of record as of May 7, 1998. Share and per share data for all periods presented in the accompanying financial statements and related notes has been restated to reflect the additional shares resulting from the stock split.